EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Adept Technology, Inc. of our report dated July 30, 2001, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
October 9, 2001